Exhibit 99.2

NEWS RELEASE

Foundation Medicine Announces Executive Promotions and Expanded Leadership Team to Complement Global Growth Initiatives

CAMBRIDGE, Mass. – March 23, 2015 – Foundation Medicine, Inc. (NASDAQ:FMI) today announced four executive promotions and a new leadership appointment to support and accelerate the company’s United States and global commercial and operational growth plans.

•	Steven Kafka, Ph.D., promoted to president and chief operating officer

•	Jason Ryan promoted to chief financial officer

•	Elaine Labrecque promoted to senior vice president, operations

•	Sarah Larson promoted to senior vice president, human resources

•	Matt Franklin joins in a newly-created role as senior vice president, global marketing

Michael Pellini, M.D., continues as chief executive officer with executive team leadership responsibility and increasing focus on strategic initiatives, corporate vision and long-term growth. Dr. Pellini will also continue as a member of Foundation Medicine’s Board of Directors.

“It is a pleasure to welcome Matt to the team and to announce the well deserved promotions of these four individuals, each of whom has contributed greatly to Foundation Medicine’s growth and evolution to-date and who personify our patient-centric mission to drive a positive change in the delivery of cancer care,” said Dr. Pellini. “As we continue to execute on our business plan and prepare the organization for further growth in the U.S. and abroad, it is imperative that we execute effectively on day-to-day operations, while simultaneously remaining focused on our longer term strategic objectives. These changes will support our strategic objectives and more effectively organize the company in a structure in which I have successfully operated in the past. The changes also place talented and proven leaders in appropriate roles. With other senior leaders at Foundation Medicine, the leadership team is well positioned to help the company meet its ambitious goals.”

Steven Kafka, Ph.D., has been promoted to president and chief operating officer. Dr. Kafka joined Foundation Medicine in January 2013. He most recently served as the company’s chief operating officer with the business development, finance, product development, operations and communications groups reporting to him. Dr. Kafka has been instrumental in driving corporate growth, developing internal leadership capabilities, and expanding biopharmaceutical and other business collaborations, culminating in the proposed strategic collaboration with Roche. Previously, Dr. Kafka served as chief operating officer and chief financial officer for Aileron Therapeutics, and vice president of finance for Infinity Pharmaceuticals. Dr. Kafka earned a BA with Distinction and Honors in economics and political science from Stanford University and a Ph.D. in political economy and government from Harvard University.

Jason Ryan has been promoted to chief financial officer. Mr. Ryan joined Foundation Medicine in May 2011 and has been responsible for building Foundation Medicine’s public company financial infrastructure. Mr. Ryan has demonstrated strong leadership of the company’s financial activities and corporate growth objectives, including Foundation Medicine’s successful private financings, initial public offering and its proposed strategic collaboration with Roche. Prior to joining Foundation Medicine, Mr. Ryan led the finance and strategic planning functions of several life sciences companies, including Taligen Therapeutics (acquired by Alexion Pharmaceuticals) and Genomics Collaborative (acquired by SeraCare Life Sciences). He began his career at Deloitte & Touche. Mr. Ryan holds a BS in economics from Bates College, a master’s degree in business administration from Babson College, and earned his CPA in Massachusetts.

Elaine Labrecque has been promoted to senior vice president, operations. Ms. Labrecque joined Foundation Medicine in January 2013 as vice president, laboratory operations overseeing the company’s clinical lab operations. Since joining the company, her leadership role has expanded to include clinical analysis and data management, biomedical informatics, facility operations and Foundation Medicine’s laboratory expansion efforts internationally. During her tenure at Foundation Medicine, Ms. Labrecque has contributed significantly to operational planning, new product validation, and initiatives to sustain operational efficiencies and quality during a period of high growth. Prior to joining Foundation Medicine, Ms. Labrecque was chief operating officer at ConVerge Diagnostic Services, and previously spent more than 20 years at Quest Diagnostics, culminating as a managing director. At Quest, Ms. Labrecque also held specialized corporate and operational excellence roles where she implemented Six Sigma methodologies for maximizing laboratory operations. Ms. Labrecque holds a BS in medical technology from the University of Rhode Island.

Sarah Larson has been promoted to senior vice president, human resources. Ms. Larson joined Foundation Medicine in April 2010 as one of the company’s first employees. She has led the company’s human resources function throughout her tenure, and has contributed her expertise in strategic organizational development, employee relations, and alignment of human resources to support the company’s rapid growth. Prior to joining Foundation Medicine, Ms. Larson led the global human resources function at CombinatoRx, now Zalicus. Ms. Larson holds a BA in communications from Rivier College.

Expansion of Global Marketing Capabilities

Matt Franklin has joined the company in the newly created role of senior vice president, global marketing, reporting to David J. Daly, chief commercial officer. Mr. Franklin joins Foundation Medicine with two decades of global marketing, portfolio planning, and customer engagement expertise in support of regulated and highly complex medical device and information management products.

Mr. Franklin served most recently as vice president, global marketing for Boston Scientific’s $2 billion interventional cardiology division where his strategic marketing, planning and global product launch expertise contributed to the division’s return to revenue growth. Prior to this position, Mr. Franklin served in various marketing leadership roles at Boston Scientific, including director, global stent marketing and group marketing manager, marketing operations. Mr. Franklin also served as a member of the International Cardiology management board. Before Boston Scientific, Mr. Franklin was group marketing manager for ev3, a global leader in catheter-based technologies for the treatment of vascular and neurovascular diseases and disorders. Mr. Franklin also served as a business analyst for medical device manufacturer, Guidant, and as director, information technology for Level 3 Communications, a telecommunications provider. Mr. Franklin holds a BA from Northwestern University and a master’s degree in business administration from the University of Michigan.

“We are delighted to welcome Matt to our team during this important time for the company,” said Mr. Daly. “Matt brings a customer-centric approach viewed through a global, multi-faceted market lens that has enabled him to build successful brands, ignite sales forces and drive global revenue growth. We look forward to Matt’s leadership, and the addition of his strategic, operating experience, in support of Foundation Medicine’s growing platform of innovative molecular oncology information products and related services.”

About Foundation Medicine

Foundation Medicine (NASDAQ:FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient’s unique cancer. The company’s clinical assays, FoundationOne® for solid tumors and FoundationOne® Heme for hematologic malignancies and sarcomas, provide a comprehensive genomic profile to identify the molecular alterations in a patient’s cancer and match them with relevant targeted therapies and clinical trials. Foundation Medicine’s molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer. For more information, please visit http://www.FoundationMedicine.com or follow Foundation Medicine on Twitter (@FoundationATCG).

Foundation Medicine® and FoundationOne® are registered trademarks of Foundation Medicine, Inc.

Cautionary Note Regarding Forward-Looking Statements for Foundation Medicine

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the continued leadership of any individuals of the company’s operations and the ability of any individuals to accelerate the company’s United States and global commercial and operational growth plans. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include the risks that certain individuals may not be available to represent the company; that the company’s expectations and beliefs regarding the future conduct and growth of Foundation Medicine’s business and the markets in which it operate may not materialize; and the risks described under the caption “Risk Factors” in Foundation Medicine’s Annual Report on Form 10-K for the year ended December 31, 2014, which is on file with the Securities and Exchange Commission, as well as other risks detailed in Foundation Medicine’s Quarterly Reports on Form 10-Q and any subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Foundation Medicine undertakes no duty to update this information unless required by law

Media Contact:

Dan Budwick, Pure Communications, Inc.

973-271-6085

dan@purecommunicationsinc.com

Investor Contact:

Susan Hager

508-298-9041

shager@foundationmedicine.com